Exhibit 99.1

FOR IMMEDIATE RELEASE

ALCO STORES, INC. ANNOUNCES
AMENDMENT TO RIGHTS AGREEMENT

Coppell, TX (July 23, 2014) — ALCO Stores, Inc. (Nasdaq: ALCS) (“ALCO” or the “Company”), a general merchandise retailer specializing in providing a superior selection of essential products for everyday life in small-town America, yesterday announced that its Board of Directors (the “Board”) has approved an amendment to its stockholders rights agreement (the “Rights Plan”) to add a “cooling off” period of 10 business days between (i) the date when either it is announced that someone has become an “Acquiring Person” or a majority of the Board of Directors of the Company has actual knowledge that someone has become an Acquiring Person and (ii) the date when the rights become irrevocably triggered. The Board believes this action is in the best interests of the Company’s stockholders and will enhance shareholder value and control while retaining the Rights Plan’s protections that require any potential acquirer treat all stockholders fairly and equally. The Company yesterday mailed a letter to each stockholder summarizing the changes to the Rights Plan in detail.

About ALCO Stores, Inc.

Founded in 1901, ALCO Stores, Inc. is a broad-line retailer, primarily serving small underserved communities across 23 states, which specializes in providing a superior selection of essential products for everyday life in small-town America. The Company has 198 ALCO stores that offer both name brand and private label products of exceptional quality at reasonable prices. ALCO is proud to have continually provided friendly, personal service to its customers for the past 113 years. ALCO has its corporate headquarters in suburban Dallas, Texas, and its distribution center in Abilene, Kansas. To learn more about the Company visit www.ALCOstores.com.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material with respect to the matters to be considered at the Company’s 2014 Annual Meeting of Stockholders.  The Company filed a proxy statement with the SEC regarding the annual meeting on July 30, 2014. Additionally, the Company files annual, quarterly and current reports, proxy and information statements and other information with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and stockholders may obtain free copies of such documents filed with the SEC at the SEC’s web site, www.sec.gov.  In addition, stockholders may obtain free copies of the documents filed with the SEC by ALCO through the Investor Relations section of our website, located at www.alcostoresinc.com/investors.aspx, or by requesting them in writing or by telephone from the Company at ALCO Stores, Inc., Attn: Corporate Secretary, 751 Freeport Parkway, Coppell, Texas 75109, (469) 322-2900.

Participants in Solicitation

The Company and its directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to the matters to be considered at the Company’s 2014 Annual Meeting of Stockholders.  Information regarding the interests of the Company’s directors and executive officers in the solicitation of proxies will be included in the Company’s proxy statement and annual report on Form 10-K for the fiscal year ended February 2, 2014.

Forward-looking statements

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the inclusion of “will,” “believe,” “intend,” “expect,” “plan,” “project” and similar future-looking terms.  You should not rely unduly on these forward-looking statements. These forward-looking statements reflect management’s current views and projections regarding economic conditions, retail industry environments, and Company performance.  Forward-looking statements inherently involve risks and uncertainties, and, accordingly, actual results may vary materially.  Factors which could significantly change results include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition, and factors affecting the retail category in general. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 3, 2013, and its subsequent quarterly reports on Form 10-Q.  The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

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For more information, contact:

Brian Assmus

Vice President – Controller

469-322-2900 X1072

email: bassmus@alcostores.com

Debbie Hagen

Hagen and Partners

913-642-6363

email: dhagen@hagenandpartners.com